EXHIBIT 12.1

                                SUNAMERICA INC.

       COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES &
          PREFERRED STOCK DIVIDENDS (EXCLUDING INTEREST ON FIXED
       ANNUITIES, GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)


                                                        (In thousands, except ratios)
                                                                                                               Three months ended
                                                          Years ended September 30,                               December 31,
                                     -----------------------------------------------------------------      -----------------------

                                        1990          1991          1992          1993          1994           1993        1994
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------

Earnings:
Pretax income                        $  60,867     $  73,381     $ 111,091     $ 184,011     $ 240,001      $  57,264   $  63,534
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Add:
  Interest incurred on:
   Senior indebtedness                  31,436        33,072        33,224        36,246        50,292         11,112      14,255
   Subordinated notes                   13,003        10,473         3,941            --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
   Total interest incurred              44,439        43,545        37,165        36,246        50,292         11,112      14,255
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total earnings                       $ 105,306     $ 116,926     $ 148,256     $ 220,257     $ 290,293      $  68,376   $  77,789
                                     =========     =========     =========     =========     =========      =========   =========

Combined Fixed Charges and
  Preferred Stock Dividends:
Interest incurred on:
  Senior indebtedness                $  31,436     $  33,072     $  33,224     $  36,246     $  50,292      $  11,112   $  14,255
  Subordinated notes                    13,003        10,473         3,941            --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
  Total interest incurred               44,439        43,545        37,165        36,246        50,292         11,112      14,255
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Tax equivalent basis of
  preferred stock dividends              8,362         8,369        17,733        42,675        54,528         13,378      10,684
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total combined fixed charges and
  preferred stock dividends          $  52,801     $  51,914     $  54,898     $  78,921     $ 104,820      $  24,490   $  24,939
                                     =========     =========     =========     =========     =========      =========   =========
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends (excluding interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits)                      2.0           2.3           2.7           2.8           2.8            2.8         3.1
                                     =========     =========     =========     =========     =========      =========   =========



                           EXHIBIT 12.1 (CONTINUED)

                                SUNAMERICA INC.

       COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES &
          PREFERRED STOCK DIVIDENDS (EXCLUDING INTEREST ON FIXED
       ANNUITIES, GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)


                                                        (In thousands, except ratios)
                                                                                                              Three months ended
                                                          Years ended September 30,                              December 31,
                                     -----------------------------------------------------------------      ---------------------

                                        1990          1991          1992          1993          1994           1993        1994
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------

Earnings:
Pretax income                        $  60,867     $  73,381     $ 111,091     $ 184,011     $ 240,001      $  57,264   $  63,534
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------

Add:
  Interest incurred on:
   Fixed annuity contracts             403,775       411,084       362,094       308,910       254,464         69,920      59,878
   Guaranteed investment contracts      87,280       124,381       140,114       136,984       150,424         36,845      47,255
   Trust deposits                        2,909            --         4,256         8,438         8,516          1,940       2,670
   Senior indebtedness                  31,436        33,072        33,224        36,246        50,292         11,112      14,255
   Subordinated notes                   13,003        10,473         3,941            --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
   Total interest incurred             538,403       579,010       543,629       490,578       463,696        119,817     124,058
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total earnings                       $ 599,270     $ 652,391     $ 654,720     $ 674,589     $ 703,697      $ 177,081   $ 187,592
                                     =========     =========     =========     =========     =========      =========   =========
Combined Fixed Charges and
  Preferred Stock Dividends:
Interest incurred on:
  Fixed annuity contracts            $ 403,775     $ 411,084     $ 362,094     $ 308,910     $ 254,464       $ 69,920    $ 59,878
  Guaranteed investment contracts       87,280       124,381       140,114       136,984       150,424         36,845      47,255
  Trust deposits                         2,909            --         4,256         8,438         8,516          1,940       2,670
  Senior indebtedness                   31,436        33,072        33,224        36,246        50,292         11,112      14,255
  Subordinated notes                    13,003        10,473         3,941            --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
  Total interest incurred              538,403       579,010       543,629       490,578       463,696        119,817     124,058
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Tax equivalent basis of
  preferred stock dividends              8,362         8,369        17,733        42,675        54,528         13,378      10,684
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total combined fixed charges and
  preferred stock dividends          $ 546,765     $ 587,379     $ 561,362     $ 533,253     $ 518,224      $ 133,195   $ 134,742
                                     =========     =========     =========     =========     =========      =========   =========
Ratio of earnings to combined fixed
  charges and preferred stock
  dividends (including interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits)                      1.1           1.1           1.2           1.3           1.4            1.3         1.4
                                     =========     =========     =========     =========     =========      =========   =========


                           EXHIBIT 12.1  (CONTINUED)

                                SUNAMERICA INC.

            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
  (EXCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS
                             & TRUST DEPOSITS)


                                                        (In thousands, except ratios)
                                                                                                              Three months ended
                                                          Years ended September 30,                              December 31,
                                     -----------------------------------------------------------------      ---------------------

                                        1990          1991          1992          1993          1994           1993        1994
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------

Earnings:
Pretax income                        $  60,867     $  73,381     $ 111,091     $ 184,011     $ 240,001      $  57,264   $  63,534
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Add:
  Interest incurred on:
   Senior indebtedness                  31,436        33,072        33,224        36,246        50,292         11,112      14,255
   Subordinated notes                   13,003        10,473         3,941            --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
   Total interest incurred              44,439        43,545        37,165        36,246        50,292         11,112      14,255
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total earnings                       $ 105,306     $ 116,926     $ 148,256     $ 220,257     $ 290,293      $  68,376   $  77,789
                                     =========     =========     =========     =========     =========      =========   =========

Fixed Charges:
Interest incurred on:
  Senior indebtedness                $  31,436     $  33,072     $  33,224     $  36,246     $  50,292      $  11,112   $  14,255
  Subordinated notes                    13,003        10,473         3,941           --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total fixed charges                  $  44,439     $  43,545     $  37,165     $  36,246     $  50,292      $  11,112   $  14,255
                                     =========     =========     =========     =========     =========      =========   =========
Ratio of earnings to fixed charges
  (excluding interest incurred on
  fixed annuities, guaranteed
  investment contracts and trust
  deposits)                                2.4           2.7           4.0           6.1           5.8            6.2         5.5
                                     =========     =========     =========     =========     =========      =========   =========



                           EXHIBIT 12.1 (CONTINUED)

                                SUNAMERICA INC.

              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
  (INCLUDING INTEREST ON FIXED ANNUITIES, GUARANTEED INVESTMENT CONTRACTS &
                               TRUST DEPOSITS)



                                                        (In thousands, except ratios)
                                                                                                              Three months ended
                                                          Years ended September 30,                              December 31,
                                     -----------------------------------------------------------------      ---------------------

                                        1990          1991          1992          1993          1994           1993        1994
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------

Earnings:
Pretax income                        $  60,867     $  73,381     $ 111,091     $ 184,011     $ 240,001      $  57,264   $  63,534
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Add:
  Interest incurred on:
   Fixed annuity contracts             403,775       411,084       362,094       308,910       254,464         69,920      59,878
   Guaranteed investment
     contracts                          87,280       124,381       140,114       136,984       150,424         36,845      47,255
   Trust deposits                        2,909            --         4,256         8,438         8,516          1,940       2,670
   Senior indebtedness                  31,436        33,072        33,224        36,246        50,292         11,112      14,255
   Subordinated notes                   13,003        10,473         3,941            --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
   Total interest incurred             538,403       579,010       543,629       490,578       463,696        119,817     124,058
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total earnings                       $ 599,270     $ 652,391     $ 654,720     $ 674,589     $ 703,697      $ 177,081   $ 187,592
                                     =========     =========     =========     =========     =========      =========   =========
Fixed Charges:
Interest incurred on:
  Fixed annuity contracts            $ 403,775     $ 411,084     $ 362,094     $ 308,910     $ 254,464      $  69,920   $  59,878
  Guaranteed investment
   contracts                            87,280       124,381       140,114       136,984       150,424         36,845      47,255
  Trust deposits                         2,909            --         4,256         8,438         8,516          1,940       2,670
  Senior indebtedness                   31,436        33,072        33,224        36,246        50,292         11,112      14,255
  Subordinated notes                    13,003        10,473         3,941            --            --             --          --
                                     ---------     ---------     ---------     ---------     ---------      ---------   ---------
Total fixed charges                  $ 538,403     $ 579,010     $ 543,629     $ 490,578     $ 463,696      $ 119,817   $ 124,058
                                     =========     =========     =========     =========     =========      =========   =========
Ratio of earnings to fixed charges
  (including interest incurred on
  fixed annuities, guaranteed
  investment contracts and trust
  deposits)                                1.1           1.1          1.2           1.4            1.5            1.5         1.5
                                     =========     =========     =========     =========     =========      =========   =========
